UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 6, 2006

(Date of Earliest Event Reported)

Dakota Growers Pasta Company, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	000-50111	45-0423511
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of Incorporation)

One Pasta Avenue

Carrington, North Dakota 58421

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (701) 652-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and therefore omitted.

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 6, 2006, Dakota Growers Pasta Company, Inc. (the “Company”) entered into a Confidential Resignation and Release Agreement (the “Agreement”) with Thomas P. Friezen, the Company’s former Chief Financial Officer. A copy of the Agreement is attached hereto as Exhibit 10.1, and the summary of the Agreement below is qualified in its entirety by the Agreement.

Pursuant to the Agreement, the Company accepted Mr. Friezen’s resignation and agreed to pay him for accrued but unused vacation and continue his regular base salary for a period of twelve months. The Company also agreed to forgive debt totaling $38,629 that Mr. Friezen owes the Company. Such debt will be forgiven at the end of the Agreement, provided that Mr. Friezen has complied in full with the terms of the Agreement. The Agreement does not affect the stock options granted to Mr. Friezen, which he may continue to exercise in accordance with applicable stock option agreements. The Company also agreed to continue to match 401(k) plan contributions and to provide heath care, dental and life insurance coverage for a period of twelve months in accordance with the terms of coverage provided to other executive officers, except that Mr. Friezen is responsible for paying all premium co-pay or deductions. Following the expiration of this health care continuation arrangement, Mr. Friezen will be eligible to receive COBRA medical and dental coverage for a period of up to eighteen months. In exchange for the foregoing, Mr. Friezen released all claims against the Company and, for a period of two years, agreed not to compete with the Company, solicit any of its customers or employees or disclose or use the Company’s confidential information to compete with the Company. The Agreement also contains provisions regarding nondisclosure of settlement terms, nondisparagement and return of property.

The Agreement is subject to the expiration of a seven-day revocation period and the expiration or waiver of a review period, as required by law. The Agreement will become effective upon the expiration of the revocation period unless Mr. Friezen elects to revoke the Agreement prior to such time.

Item 9.01                                             Financial Statements and Exhibits.

Exhibit	Description
10.1	Confidential Resignation and Release Agreement dated March 6, 2006 by and between Thomas P. Friezen and Dakota Growers Pasta Company, Inc.**

** - Compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

	By	/s/ Timothy J. Dodd
Timothy J. Dodd, President and Chief
Executive Officer

March 10, 2006